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                                                                       EXHIBIT 5



                         [ARTER & HADDEN LETTERHEAD]


                                                                  (214) 761-2100


                                 April 8, 1996




Heartland Wireless
         Communications, Inc.
903 N. Bowser, Suite 140
Richardson, Texas  75081

         RE:     OFFERING OF SHARES OF COMMON STOCK
                 OF HEARTLAND WIRELESS COMMUNICATIONS, INC.

Ladies and Gentlemen:

         On April 8, 1996, Heartland Wireless Communications, Inc., a Delaware corporation (the "Company"), expects to file with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the offering (the "Offering") of up to 1,613,893 shares of the common stock, $.001 par value per share (the "Common Stock"), by certain stockholders and warrantholders of the Company (collectively, the "Selling Stockholders"), of which 210,000 shares are issuable upon the exercise of certain Common Stock Purchase Warrants ("Warrants") held by Gerard Klauer Mattison & Co., LLC ("GKM"). This firm has acted as counsel to you in connection with the preparation and filing of the Registration Statement, and you have requested our opinion with respect to certain legal aspects of the Offering.

         In rendering our opinion, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company; (ii) copies of resolutions of the Board of Directors of the Company authorizing the Offering, the issuance of the shares, the granting of the Warrants and related matters; (iii) copies of the Warrant Agreement between the Company and GKM and related agreements and correspondence; (iv) the Registration Statement and exhibits thereto; and (v) such other documents and instruments as we have deemed
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Heartland Wireless
         Communications, Inc.
April 5, 1996
Page 2


necessary. In our examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or reproduction copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based on the foregoing examination and subject to the comments and assumptions noted below, we are of the opinion that (i) the 1,403,893 shares of Common Stock to be sold by the Selling Stockholders in the Offering were validly issued and fully paid and are nonassessable and (ii) the Company presently has available at least 210,000 shares of authorized but unissued shares and/or treasury shares of Common Stock from which the 210,000 shares of Common Stock covered by the Registration Statement may be issued upon the exercise of the Warrants. Assuming that (i) the Warrants were duly issued,
(ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to GKM at the time of the exercise of the Warrants, (iii) GKM properly exercises the Warrants, and (iv) the consideration for the shares of Common Stock issued pursuant to the Warrants is actually received by the Company as provided in the Warrants and exceeds the par value of such shares, then the 210,000 shares of Common Stock (or lesser number if the Warrants are not exercised in full) issued upon the exercise of the Warrants will be duly and validly issued, fully paid and nonassessable.

         This opinion is limited in all respects to the General Corporation Law of the State of Delaware as in effect on the date hereof; however, we are not members of the Bar of the State of Delaware and our knowledge of its General Corporation Law is derived from a reading of the most recent compilation of that statute available to us without consideration of any judicial or administrative interpretations thereof.

         We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guaranty of result. This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or judicial decisions that may hereafter occur.
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Heartland Wireless
         Communications, Inc.
April 5, 1996
Page 3


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,




                                        ARTER & HADDEN